Data as of 9/30/15

Manager's Commentary

Market Review

In September, the decision to postpone the first US interest rate hike did little to boost risky assets, in part because the Federal Open Markets Committee (FOMC) has granted only a temporary "stay of execution". Meanwhile, investors remained highly cautious amid weak global economic growth. Under such conditions, emerging market equities, including China, struggled to perform.

With respect to fundamentals, economic data in China also signaled slowing growth. China's flash manufacturing PMI fell to 47.0, the lowest level in more than 6 years. Industrial profits declined 8.8% year-over-year in August from -2.9% in July, giving investors an additional reason to sell Chinese and Hong Kong stocks towards the end of the month. As a result, Chinese equities were down 1.9% (in USD terms) during September, as measured by the MSCI China Index.

In contrast, there were some positive economic releases during the month. Retail sales in China increased 10.8% in August, up slightly from July's level and contributed to China's growth. This indicates that consumption has remained uninfluenced by the recent market volaility. Reforms in China also gained momentum: the long-awaited detailed plan of State-Owned Enterprises (SOE) reform was issued in September, and the government has indicated that it aims to achieve "decisive results” by 2020.

In the Greater China equity markets, Taiwan saw the weakest performance driven by corrections in the financial sector. The consumer, utilities and industrial sectors performed relatively well over the month; while energy was a clear detractor due to weak commodity demand.

Fund Review

The China Fund, Inc.'s (the "Fund") Net Asset Value ("NAV”) outperformed the MSCI Golden Dragon Index ("the benchmark index”) in September, slightly beating the benchmark year-to-date. Positions within the consumer sector were the main contributors. Li & Fung, the global supply chain management provider, was the top performer. The stock rebounded from a depressed valuation after the company announced stabilization in business operations.

In contrast, stock selection in information technology detracted over the month. Largan Precision was the top detractor, driven by the rumor that Apple would shift part of the iPhone lens module supply away from Largan to a competitor. We believe this is unlikely given the company's leading technology and capacity. We also believe the recent pull back largely priced in the negative sentiment. We will continue to hold this stock as a key position in the Taiwan IT sector.

Key Transactions

Our key positioning remains largely unchanged. The key transaction for September was adding to our position in China Overseas Land & Investment, a leading property developer with exposure to first tier cities in China. Inventory has returned to healthy levels in Tier 1 and 2 cities in China and property prices are also seeing positive momentum. In the near term we expect the Chinese property market to benefit from further supportive government measures. Therefore, we narrowed our underweight to the Chinese property sector.

Outlook

China is going through a period of economic weakness. The economic slowdown has been accompanied by poorly- handled communication from policy makers regarding the support for equity markets as well as the devaluation of the Chinese renminbi. As a result, Chinese equity market valuations - especially Hong Kong-listed H shares - are close to the crisis levels previously seen in 2007/2008.

We believe the current weakness is temporary. In the short term there are a number of policy options, both monetary and fiscal, that the authorities can use. There have been five interest rate cuts since last November and we are likely to see further monetary easing.

In the longer term, China is undergoing a very significant change in its economic base: a move from low-end manufacturing exports to higher value-added goods; a transition from exports to domestic consumption; and a move from manufacturing to tertiary industries. This transformation has been in progress for many years. The service sector is already close to 50% of China's economy and significantly larger than the industrial sector.

We therefore believe current valuations represent a good entry point for long-term investors. It is difficult to predict the exact catalyst for market recovery. In this case, if the recent weak economy performs better than expected - and expectations remain extremely low - then there may be the potential for a significant 'relief rally' and a rerating from the current depressed valuations.

Against this backdrop our portfolio strategy is to invest in companies where we are confident in the earnings growth visibility and where valuations have returned to compelling levels. We continue to be overweight in industrials, in order to benefit from the strategic goals of the Chinese government which promote urbanization and the improvement of environmental standards. We have very little exposure to more cyclical sectors, such as energy, where slowing global growth will continue to drag on price.

In Brief

Fund Data
Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$292.9
Median Market Cap (in billions)	$6.4
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 9/30/15)
	Fund	Benchmark[1]
One Month	-0.59%	-2.13%
Three Month	-20.31%	-19.60%
One Year	-4.38%	-6.28%
Three Year	6.85%	3.81%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 9/30/15)	$18.68 / $15.91

High / Low Ranges (52-Week)
High / Low NAV	$26.04 / $17.64
High / Low Market Price	$22.41 / $14.64
Premium/Discount to NAV (as of 9/30/15)	-14.83%

Fund Data (Common Shares)
Shares Outstanding	15,682,029
Average Daily Volume	52,567
Expense Ratio	1.34%

Fund Manager

Christina Chung, CFA
CMA
Lead Portfolio
Manager

[1]	MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	-0.59%	-20.31%	-9.63%	-4.38%	6.85%	1.08%	13.17%	10.09%
Market Price	0.63%	-19.93%	-12.73%	-8.16%	4.72%	-0.83%	10.90%	8.95%
MSCI Golden Dragon Index	-2.13%	-19.60%	-10.43%	-6.28%	3.81%	2.02%	7.04%	—

Calendar Year Returns
	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.

Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at September 30, 2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium Discount

Sector Allocation
	Fund	Benchmark[1]
Financials	31.69%	39.76%
Information Technology	25.87%	22.20%
Industrials	13.20%	8.07%
Consumer Discretionary	10.23%	5.55%
Consumer Staples	5.83%	2.88%
Telecom Services	4.48%	7.50%
Health Care	2.84%	1.16%
Not Classified	1.46%	0.00%
Materials	0.47%	3.27%
Utilities	0.00%	5.51%
Energy	0.00%	4.11%
Other assets & liabilities	3.94%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	74.70%	73.18%
Hong Kong Red Chips	20.18%	13.30%
Hong Kong 'H' shares	20.81%	26.36%
Equity linked securities ('A' shares)	5.04%	0.00%
China 'A' & 'B' shares	0.00%	0.15%
Other Hong Kong securities	28.67%	33.38%
Taiwan	21.29%	26.82%
Other assets & liabilities	4.01%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.08%
ICBC LTD (China)	5.75%
TAIWAN SEMIC CO LTD (Taiwan)	4.80%
CHINA MOBILE LTD (China)	4.47%
TENCENT HOLDINGS LTD (China)	4.32%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	3.86%
QINGLING MOTORS CO LTD (China)	3.29%
WANT WANT CHINA HOLDINGS LTD (China)	3.13%
CHINA MERCHANTS BANK CO LTD (China)	3.08%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.05%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	11.65	10.50
P/B Ratio	1.60	1.25
Issues in Portfolio	43	279
Foreign Holdings (%)	96.06	100.00
Other assets & liabilities (%)	3.94	0.00
Yield (%)	3.14	3.55

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)
Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Financials					31.70
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	38.40	3,594,000	17,807,231	6.08
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	4.46	29,244,000	16,829,016	5.75
HONG KONG EXCHANGES AND CLEARING LTD	388	176.70	495,300	11,292,549	3.86
CHINA MERCHANTS BANK CO LTD	3968	18.70	3,743,000	9,031,264	3.08
SUN HUNG KAI PROPERTIES LTD	16	100.50	688,000	8,921,576	3.05
CATHAY FINANCIAL HOLDING CO LTD	2882	44.95	5,305,000	7,241,963	2.47
FUBON FINANCIAL HOLDING CO LTD	2881	51.30	4,270,000	6,652,524	2.27
CHINA OVERSEAS LAND & INVESTMENT LTD	688	23.45	2,042,000	6,178,537	2.11
CHINA LIFE INSURANCE CO LTD	2628	26.80	1,612,000	5,574,256	1.90
HONGKONG LAND HOLDINGS LTD	H78	6.61	497,000	3,285,170	1.12
Information Technology					25.90
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	130.00	3,562,000	14,063,017	4.80
TENCENT HOLDINGS LTD	700	129.50	757,500	12,657,254	4.32
DIGITAL CHINA HOLDINGS LTD	861	7.19	9,391,000	8,712,200	2.98
DELTA ELECTRONICS INC	2308	154.00	1,835,000	8,582,188	2.93
ADVANTECH CO LTD	2395	225.00	1,203,841	8,226,079	2.81
LARGAN PRECISION CO LTD	3008	2,560.00	88,000	6,841,698	2.34
HERMES MICROVISION INC	3658	1,245.00	170,000	6,427,758	2.20
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.71	37,480,000	3,433,563	1.17
GOLDPAC GROUP LTD	3315	3.91	5,521,000	2,785,362	0.95
BAIDU INC	BIDU	137.41	15,821	2,173,964	0.74
ASM PACIFIC TECHNOLOGY LTD	522	50.55	295,700	1,928,677	0.66
Industrials					13.23
CHINA EVERBRIGHT INTERNATIONAL LTD	257	10.88	6,140,000	8,619,545	2.94
BEIJING ENTERPRISES HOLDINGS LTD	392	46.50	1,327,000	7,961,795	2.72
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	57.25	732,000	5,407,215	1.85
CRRC CORP LTD	1766	9.81	3,697,000	4,679,566	1.60
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	11.10	2,110,000	3,021,987	1.03
QINGDAO PORT INTERNATIONAL CO LTD	6198	3.49	6,596,000	2,970,251	1.01
CK HUTCHISON HOLDINGS LTD	1	100.60	216,500	2,810,237	0.96
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	2.55	864,000	2,203,200	0.75
CITIGROUP GLOBAL MARKETS HOLD (exch. for XJ ELECTRIC CO)	N/A	2.55	419,748	1,070,357	0.37
Consumer Discretionary					10.24
QINGLING MOTORS CO LTD	1122	2.58	28,960,000	9,640,629	3.29
LI & FUNG LTD	494	5.92	9,798,000	7,484,215	2.56
MERIDA INDUSTRY CO LTD	9914	177.00	805,000	4,327,234	1.48
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.17	1,143,908	3,626,188	1.24
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	2.32	739,970	1,716,730	0.59
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	2.32	558,897	1,296,641	0.44
HSBC BANK PLC (exch. for CHONG QING CHANGAN AUTO)	N/A	2.32	487,000	1,130,814	0.39
ZHONGSHENG GROUP HOLDINGS LTD	881	3.14	1,844,500	747,301	0.26
Consumer Staples					5.81
WANT WANT CHINA HOLDINGS LTD	151	6.33	11,207,000	9,153,352	3.13
HENGAN INTERNATIONAL GROUP CO LTD	1044	75.40	425,500	4,139,596	1.41
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.41	371,242	2,008,419	0.69
CLSA GLOBAL MARKETS PTE LTD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.42	315,651	1,709,881	0.58
Telecom Services					4.47
CHINA MOBILE LTD	941	91.50	1,108,000	13,081,211	4.47
Health Care					2.84
CSPC PHARMACEUTICAL GROUP LTD	1093	6.79	5,804,000	5,084,922	1.74
3SBIO INC	1530	7.87	3,175,500	3,224,586	1.10

The China Fund, Inc

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
NOT CLASSIFIED					1.38
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.62	50,320,000	4,030,690	1.38
Materials					0.47
TIANGONG INTERNATIONAL CO LTD	826	0.70	15,318,000	1,383,526	0.47

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

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Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0915